EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

The undersigned corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is Nephros, Inc.

2.	The amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and has been approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

The Corporation’s Fourth Amended and Restated Certificate of Incorporation is hereby amended by deleting the text of Article IV, Section 2 in its entirety and replacing it with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 95,000,000 shares, consisting of:

(i)	90,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

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(ii) 5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock. Each twenty (20) of the issued and outstanding shares of Common Stock as of the time the certificate containing this amendment becomes effective (the ``Split Effective Time”), shall be combined and converted (the “Reverse Split”) automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall cause its transfer agent to disburse to such holders a cash payment in an amount equal to the product obtained by multiplying (i) a price equal to the average closing sales price of the Corporation’s Common Stock for the ten (10) trading days immediately prior to the Split Effective Time, or if no such sale takes place on such days, the average of the closing bid and ask prices for such days, as reported on the OTC Bulletin Board, by (ii) the number of shares of the Corporation’s Common Stock held by a holder that otherwise would have been exchanged for a fractional share interest, as determined by the Corporation’s Board of Directors. Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ``Old Certificate”) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a “New Certificate”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof.”

3.	This Certificate of Amendment shall be effective at 5:00 p.m. on the 11th day of March 2011.

IN WITNESS WHEREOF, Nephros, Inc. has caused this Certificate of Amendment to be executed by the undersigned officer, on this the 11th day of March 2011.

NEPHROS, INC.

/s/ Gerald J. Kochanski
Gerald J. Kochanski, Chief Financial Officer

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CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

The undersigned corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is Nephros, Inc.

2.	The amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and has been approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

The Corporation’s Fourth Amended and Restated Certificate of Incorporation is hereby amended by deleting the text of Article IV, Section 2 in its entirety and replacing it with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 905,000,000 shares, consisting of:

(i) 900,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii) 5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.”

3.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, Nephros, Inc. has caused this Certificate of Amendment to be executed by the undersigned officer, on this the 10th day of March 2011.

NEPHROS, INC.

/s/ Gerald J. Kochanski
Gerald J. Kochanski, Chief Financial Officer

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CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware.

Nephros, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

1.	The name of the Corporation is: Nephros, Inc. (the “Corporation”).

2.	The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 3, 1997. The Fourth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 24, 2005 (the “Certificate”), is hereby amended by Deleting the existing Section 2 of Article IV and replacing it in its entirety with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 95,000,000 shares, consisting of:

(i)	90,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii)	5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.”

3.	The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Nephros, Inc. has caused this Certificate of Amendment to be signed by its President this 23rd day of October 2009.

Nephros, Inc.

By:	/s/ Ernest A. Elgin III
Ernest A. Elgin III
President and Chief Executive Officer

4

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

It is hereby certified that:

1.	The name of the Corporation is: Nephros, Inc. (the “Corporation”).

2.	The Corporation’s Fourth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 24, 2005 (the “Certificate”), is hereby amended by deleting the existing Section 2 of Article IV and replacing it in its entirety with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 65,000,000 shares, consisting of:

(i)	60,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii)	5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.”

3.	The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 13th day of November, 2007.

By:	/s/ Norman J. Barta
Name:	Norman J. Barta
Title:	Chief Executive Officer

6

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

It is hereby certified that:

1.	The name of the Corporation is: Nephros, Inc. (the “Corporation”).

2.	The Corporation’s Fourth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 24, 2005 (the “Certificate”), as amended, is hereby amended by deleting the existing Section 5 of Article VII and renumbering the remaining sections in Article VII as follows:

“Section 5. Special meetings of the stockholders may be called exclusively by the Board, the Chairman of the Board, the Corporation’s President or any Vice President or the Secretary, upon not less than 10 days written notice to the stockholders. Such notice shall state the purpose or purposes of the proposed special meeting. The business transacted at any special meeting shall be limited to the purposes stated when the meeting is called or in the notice of such meeting.

Section 6. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or By-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article VII or any portion thereof.”

3.	The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 29th of June, 2007.

By:	/s/ Norman J. Barta
Name:	Norman J. Barta
Title:	Chief Executive Officer

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CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

It is hereby certified that:

1.	The name of the Corporation is: Nephros, Inc. (the “Corporation”).

2.	The Corporation’s Fourth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 24, 2005 (the “Certificate”), is hereby amended by deleting the existing Section 2 of Article IV and replacing it in its entirety with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 45,000,000 shares, consisting of:

(i)	40,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii)	5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.”

3.	The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 4th day of June, 2007.

By:	/s/ Norman J. Barta
Name:	Norman J. Barta
Title:	Chief Executive Officer

10

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

NEPHROS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is NEPHROS, INC. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 3, 1997.

SECOND: That the Board of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable, and authorizing the appropriate officers of this corporation to submit said amendment and restatement to the stockholders of the corporation for their approval. The resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Nephros, Inc. (referred to herein as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1. Certain Definitions. As used in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the following terms shall have the following meanings:

“Board” means the Board of Directors of the Corporation.

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“DGCL” means the Delaware General Corporation Law, as the same may be amended or supplemented from time to time.

Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 30,000,000 shares, consisting of:

(i)	25,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii)	5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.

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ARTICLE V

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss. 291 the DGCL (or any successor section) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under ss. 279 of the DGCL (or any successor section) order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VI

The Board of this Corporation shall have the power to adopt, amend or repeal By-laws of this Corporation, subject to the power of the stockholders of this Corporation to adopt By-laws and to amend or repeal By-laws adopted by the Board.

ARTICLE VII

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

Section 2. The Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one or another of the three classes expiring each year. The Board shall by resolution initially divide the Board into three classes, with the term of office of the first class to expire at the Annual Meeting of Stockholders to be held during 2005, the term of office of the second class to expire at the Annual Meeting of Stockholders to be held during 2006 and the term of office of the third class to expire at the Annual Meeting of Stockholders to be held during 2007.

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Section 3. Commencing with the first Annual Meeting of Stockholders following September 24, 2004, the directors elected at an annual meeting of stockholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of stockholders and until such director’s successor is elected and has been qualified. Any vacancies in the Board for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than a majority of the members of the Board then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

Section 4. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, any director or the entire Board of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class, with preferred stock, the terms of which provide for voting as to such matters, voting on an as-converted basis, unless otherwise provided in the amendment to this Certificate of Incorporation defining the rights of the holders of such preferred stock) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 4 shall not apply with respect to the election of the director or directors elected by such holders of preferred stock.

Section 5. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, any action by the Corporation’s stockholders may only be effected at an annual or special meeting of the Corporation’s stockholders called in compliance with Section 6 below, or pursuant to an unanimous written consent of the Corporation’s stockholders in compliance with § 228 of the DGCL (or any successor section of the DGCL).

Section 6. Special meetings of the stockholders may be called exclusively by the Board, the Chairman of the Board, the Corporation’s President or any Vice President or the Secretary, upon not less than 10 days written notice to the stockholders. Such notice shall state the purpose or purposes of the proposed special meeting. The business transacted at any special meeting shall be limited to the purposes stated when the meeting is called or in the notice of such meeting.

Section 7. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article VII or any portion hereof.

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ARTICLE VIII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the DGCL, (or any successor section of the DGCL).

ARTICLE IX

The Corporation shall, to the fullest extent permitted by the provisions of § 145 of the DGCL, (or any successor section of the DGCL), indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE X

Except as may be otherwise provided in this Certificate of Incorporation, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article X.

THIRD: That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of said Corporation at a meeting called and held upon notice in accordance with § 222 of the DGCL.

FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of §§ 242 and 245 of the DGCL.

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IN WITNESS WHEREOF, said Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 24th day of June, 2005.

NEPHROS, INC.

By:	/s/ Norman Barta
Name:	Norman Barta
Title:	Chief Executive Officer

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